UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2024, Universal Logistics Holdings, Inc. (“ULH,” “we,” or “our”) issued a press release announcing its financial and operating results for the thirteen weeks ended March 30, 2024, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We held our 2024 Annual Meeting of Shareholders on April 24, 2024. At the Annual Meeting, our shareholders approved the Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan, which replaces the Universal Logistics Holdings, Inc. 2014 Amended and Restated Stock Option and Incentive Plan. Outstanding awards granted under the prior plan will continue to be governed by the terms of the prior plan, but no awards may be made under the prior plan after April 24, 2024. Under the new plan, we reserved 750,000 shares of our common stock for awards we intend to grant under the new plan. Officers, directors, employees, and consultants who provide services to us are eligible to participate in the new plan.

We included a description of the material terms of the new plan in our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2024, and mailed to our shareholders commencing on or about March 29, 2024 in connection with the Annual Meeting. The description of the new plan in the Proxy Statement is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the full text of the new plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on April 24, 2024, our Board of Directors approved the form of our equity award agreements for grants of non-qualified stock options and restricted stock awards issued under the new plan. The forms of these agreements are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our shareholders voted on three proposals at the Annual Meeting, and each proposal is described in detail in our Proxy Statement.

Proposal No. 1: Election of Directors

Nominee	For	Withheld
Grant E. Belanger	21,295,406	4,404,208
Frederick P. Calderone	21,015,379	4,684,235
Daniel J. Deane	21,342,633	4,356,981
Clarence W. Gooden	21,923,706	3,775,908
Marcus D. Hudson	24,340,574	1,359,040
Matthew J. Moroun	20,681,242	5,018,372
Matthew T. Moroun	20,121,048	5,578,566
Tim Phillips	20,542,204	5,157,410
Michael A. Regan	21,923,706	3,775,908
Richard P. Urban	20,786,035	4,913,579
H.E. “Scott” Wolfe	21,044,725	4,654,889

There were 283,296 broker non-votes with respect to this proposal.

Proposal No. 2: Approval of the Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan

Our shareholders approved the 2024 Equity Incentive Plan as disclosed in the Proxy Statement.

For	Against	Abstain
25,229,550	446,921	23,143

There were 283,296 broker non-votes with respect to this proposal.

Proposal No. 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
25,874,402	105,867	2,641

Item 7.01 Regulation FD Disclosure.

We issued a press release on April 25, 2024 announcing that our Board of Directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable on July 1, 2024 to shareholders of record on June 3, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan.
10.2	Form of Non-Statutory Stock Option Agreement under the 2024 Equity Incentive Plan.
10.3	Form of Restricted Stock Award Agreement under the 2024 Equity Incentive Plan.
99.1	Press Release dated April 25, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	April 25, 2024	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary